UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                          FORM 8-K/A

                         AMENDMENT TO
                        CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                     EXCHANGE ACT OF 1934


                        MARCH 12, 1997
        -----------------------------------------------
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                  INTELLECTUAL TECHNOLOGY, INC.
      ----------------------------------------------------
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE             33-33092-D         84-1130227
  --------------------    --------------    -----------------
  STATE OR OTHER          COMMISSION FILE     IRS EMPLOYER
  JURISDICTION OF            NUMBER         IDENTIFICATION NO.
  INCORPORATION

   10639 ROSELLE STREET, SUITE B, SAN DIEGO, CA.       92121
   ----------------------------------------------     ---------
   ADDRESS OF PRINCIPAL EXECUTIVE OFFICES            (ZIP CODE)

                         (619) 552-0001
            ----------------------------------------------
         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                         BRIDGESTONE CORP.
         ----------------------------------------------------
      FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On March 12, 1997, the registrant completed a reverse acquisition of Image Technology, Inc., which acquisition was previously reported on Form 8K.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

See item 1 above.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

Not applicable

ITEM 5.  OTHER EVENTS

Not applicable

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a.  Financial Statements of Businesses Acquired - Image Technology, Inc.

   Independent Auditor's Report
   Balance sheets, December 31, 1996 and 1995
   Statement of Income and Retained Earnings (Deficit) for the
     years ended December 31, 1996 and 1995
   Statement of Cash Flows for the years ended December 31,
     1996 and 1995
   Notes to Financial Statements for the years ended December 31, 1996 and 1995

ITEM 8.  CHANGE IN FISCAL YEAR

Not applicable

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Image Technology, Inc.

I have audited the accompanying balance sheets of Image Technology, Inc., (a Nevada corporation) as of December 31, 1996 and 1995 and the related statements of income and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Technology, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note A to the financial statements, the Company has incurred repeated operating losses resulting in working capital deficiencies, and certain of its current obligations are in default by their terms. The Company has not yet secured sufficient additional financing to fulfill its obligations under its contract with the State of Indiana. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also disclosed in Note A. These financial statements do not include any adjustments which might result from the outcome of this uncertainty.



Charles W. Butman
Certified Public Accountant
San Marcos, CA

May 23, 1997

                          Image Technology, Inc.
                          Balance Sheet
                          December 31, 1996 and 1995

                          ASSETS
                                                       1996        1995
                                                   ----------  ----------
Current assets:
         Cash                                     $     5,608 $     2,906
         Accounts receivable                           49,111           0
         Inventories (Note A)                          67,886           0
         Prepaid expenses                              12,343       4,692
                                                    ----------  ----------
                  Total current assets                134,948       7,598

Fixed assets (Note A):
         Equipment, non-contract                       54,414           0
         Office equipment & leasehold improvements      6,312           0
         Contract equipment (Note I)                2,317,810           0
         Less-accumulated depreciation                (10,031)          0
                                                    ----------  ----------
                  Total fixed assets                2,368,505           0

Intangible and other assets:
         Patents, net (Notes A & B)                 4,532,572   4,583,149
         Organization & start-up costs, net (Note A)  402,810     151,633
         Note receivable related part, net (Note C)         0     178,584
         New Hampshire contract, net (Notes A & C)    107,574           0
         Deferred loan costs, net (Note A)             19,375           0
         Deferred contract costs, net (Note A)        359,830           0
         Deferred income taxes (Note F)                     0           0
                                                    ----------  ----------
                  Total intangible and other assets 5,422,161   4,913,366
                                                    ----------  ----------
      Total assets                                $ 7,925,614 $ 4,920,964
                                                    ==========  ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                         $ 1,646,334 $     2,676
         Accrued expenses                             106,358      48,991
         Note payable (Note I)                        188,107           0
         Notes payable - related parties (Note J)   1,566,104     500,000
         Accrued interest payable                      18,926           0
                                                    ----------  ----------
                  Total current liabilities         3,525,829     551,667

Due to related party (Note B)                       4,000,000   4,000,000

Stockholders' equity:
         Common stock (Notes A & E)                     2,500       2,500
         Additional paid in capital (Notes A & D)   1,130,850     835,297
         Retained earnings (deficit)                 (733,565)   (468,500)
                                                    ----------  ----------
                  Total stockholders equity           399,785     369,297
                                                    ----------  ----------
      Total liabilities and stockholders' equity  $ 7,925,614 $ 4,920,964
                                                    ==========  ==========


         See accompanying notes and Independent Auditor's Report
                                   4

                          Image Technology, Inc.
                          Statement of Income and Retained Earnings (Deficit) For the years ended December 31, 1996 and 1995

                                                       1996        1995
                                                   ----------  ----------
Sales
         Indiana Contract                         $    22,550 $         0
         New Hampshire Contract                        48,672           0
                                                    ----------  ----------
                                                       71,222           0

Costs of Sales, including depreciation and
         amortization of $6,734 (Note A)               32,668           0
                                                    ----------  ----------
Gross profit                                           38,554           0
                                                    ----------  ----------
Operating expenses:
         Marketing                                    113,701      15,206
         General & Administrative                      70,822      31,908
         Payroll                                      207,123      35,315
         Research & development (Note A)               34,936       3,573
         Interest expense and loan costs (Note H)      55,277           0
         Depreciation (Note A)                          3,876           0
         Amortization (Note A)                         82,246           0
                                                    ----------  ----------
                  Total Operating Expenses            567,981      86,002
                                                    ----------  ----------
Capitalization of start-up costs (Note A)            (265,162)    (82,429)
                                                    ----------  ----------
Income (loss) from operations                        (264,265)     (3,573)

Other (expense):
         Loss on Note receivable                            0    (461,202)
                                                    ----------  ----------
Net (loss) before income taxes                       (264,265)   (464,775)

Income taxes:
         Current                                          800         800
                                                    ----------  ----------
Net (loss)                                           (265,065)   (465,575)

Retained earnings (deficit) beginning of year        (468,500)     (2,925)
                                                    ----------  ----------
Retained earnings (deficit) end of year           $  (733,565)$  (468,500)
                                                    ==========  ==========

      See accompanying notes and Independent Auditor's Report
                               5

                          Image Technology, Inc.
                          Statements of Cash Flows
                          For the years ended December 31, 1996 and 1995

                                                       1996        1995
                                                   ----------  ----------
Cash flows (used) in operating activities:
         Net (loss)                               $  (265,065)$  (465,575)
         Adjustments to reconcile net (loss)
         to net cash (used) by operating activities:
                  Depreciation & amortization          92,856           0
                  Loss on note receivable                   0     461,202

                  (Increase) decrease in:
                  Accounts receivable                 (49,111)          0
                  Inventory                           (67,886)          0
                  Prepaid expenses                     (7,651)     (4,692)
                  Notes receivable                     56,382     (11,190)
                  Start-up costs                     (265,162)    (79,387)

                  Increase (decrease) in:
                  Accounts payable                  1,643,658       2,672
                  Accrued expenses & interest          76,293      22,336
                                                    ----------  ----------
                  Total adjustments                 1,479,379     390,941
                                                    ----------  ----------
Net cash provided (used) by operating activities    1,214,314     (74,634)
                                                    ----------  ----------
Cash flows from investing activities:
         Purchase of patents                           (3,056)          0
         Purchase of non-contract equipment           (60,726)          0
         Investment in contract costs & equipment  (2,678,219)          0
                                                    ----------  ----------
Net cash (used) by investing activities            (2,742,001)          0
                                                    ----------  ----------
Cash flows from financing activities:
         Additional paid in capital                   295,553      77,300
         New borrowings                             1,254,211           0
         Loan costs                                   (19,375)          0
                                                    ----------  ----------
Net cash provided by financing activities           1,530,389      77,300
                                                    ----------  ----------
Net increase in cash                                    2,702       2,666

Cash - beginning of year                                2,906         240
                                                    ----------  ----------
Cash - end of year (Note H)                       $     5,608 $     2,906
                                                    ==========  ==========

        See accompanying notes and Independent Auditor's Report
                                  6

                          Image Technology, Inc.
                          Notes to Financial Statements
                          For the years ended December 31, 1996 and 1995

Note A - Summary of Significant Accounting Policies
===================================================
Nature of Operations
--------------------

Image Technology, Inc. ("ITI" or "the Company"), a Nevada corporation based in San Diego, California was incorporated on April 23, 1992 to engage in the design, manufacture and sale of lease of printers (the ITI 2101A printing system) for the automated preparation and dispensing of motor vehicle registration forms and license plate decals. This printing system is designed as a stand alone unit (printer) or it may be incorporated with a self service terminal (SST). All of the Company's equipment is manufactured by subcontractors

Effective November 1, 1996, the Company entered into an "Equipment Lease, Support and Maintenance Agreement" ("the Indiana Contract") with the Indiana Bureau of Motor Vehicles Commission ("the BMVC") which provides for the BMVC to lease from ITI both stand alone printers and SST's. ITI is required to install initial phase of 96 printers 11 SST's. The BMVC has also committed to lease an additional 195 printers and 25 SST's to be installed no later than November 1, 1997. Revenue from this contract first began to be generated in December, 1996. The Contract is for a period of three years subject to an option to renew on the part of the BMVC for an additional year.

The Company is required under the Contract to provide the media required to print the registrations and decals, manage the project and maintain the equipment.

Through December 31, 1996, the Company had incurred approximately $2.7 million in contract cost. The Company anticipates incurring another $3.1 million to complete the installation of both phases and to pay for up front maintenance and management costs.

Basis of presentation & Going Concern discussion
------------------------------------------------

From its inception until October 31, 1996, the Company had devoted the majority of its resources to the development of its technology, surveys of potential markets, analysis of available facilities, labor, supplies, advertising data, travel and other necessary expenses for securing prospective suppliers, customers, and salaries and fees for consultants and other professional services. Accordingly, all of its operating expenses through October 31, 1996 except research and development, interest, taxes and a loss on a note receivable have been capitalized as "Start-up Costs". The Company was a "Development Stage Company" as defined by Statement No. 7 of the Financial Accounting Standards Board until November 1, 1996.

Through December 31, 1996, there have been minimal revenues which has resulted in recurring losses from operations and working capital deficiencies. The accompanying financial statements have been prepared assuming that ITI will continue as a going concern. $188,107 of secured debt is in default with the lender. Its ability to continue its operations is dependent upon its ability to successfully attract sufficient additional debt, equity or other third-party financing to complete the Indiana Contract. Management has signed a memorandum of understanding with a major corporation to co-market and sell its technology and is currently negotiating with investment bankers to raise equity capital and/or other forms of financing, as well as negotiating for the settlement of certain liabilities on favorable terms. While management believes that its efforts will be successful, there is no assurance that everything can be achieved. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that might result from the outcome of this uncertainty.

Contract equipment & Deferred contract costs
--------------------------------------------

Contract equipment includes the manufactured cost of the printers and SST's including installation, freight & packaging, initial contract start-up costs, and other costs incidental to making the equipment operational. Also included in the cost is $700,000 for software for the SST's paid to a major subcontractor. Deferred contract costs in the amount of $360,409 for project management and other services through November 1, 1999 have been capitalized.

Depreciation & amortization of contract costs and the use of estimates
----------------------------------------------------------------------

Management has structured it's pricing and expects to recover its total estimated contract cost based upon the expected volume of the registrations for the contract period of 3 years plus the renewal option (1 year). Significant changes in the estimated number of transactions may occur throughout the remaining term of the contract. Actual results may differ from these estimates, which may materially affect the financial statements.

Contract costs excluding the media, project management and maintenance are being depreciated on a per transaction basis based upon the expected registration volume from November 1, 1996 through October 31, 2000. Depreciation included in Cost of Sales for the year ended December 31, 1996 is $6,155. Of this amount, $701 is depreciation of the software which leaves a book value of $699,299 at December 31, 1996. This method of depreciation will result in the contract costs and equipment being fully depreciated by October 31, 2000.

Deferred contract costs (project management) is being amortized on a per transaction basis based upon the expected registration volume from November 1, 1996 through October 31, 1999. Amortization included in Cost of Sales for the year ended December 31, 1996 is $579.

Maintenance costs are charged to operations as incurred and prorated over the maintenance contract period.

Inventories
-----------

Inventories represent the media (tag stock paper, ribbon and decals) used to produce the motor vehicle registration and driver's license forms and decals. Inventories are stated at the lower of cost or market determined on the first-in, first-out method.

Depreciation of non-contract equipment and office equipment
-----------------------------------------------------------

Other fixed assets are being depreciated on a double declining balance method (except leasehold improvements - straight line) assuming no salvage value as follows:

                                            Useful  1996
Description               Cost              Life    Depreciation
-----------               ---------         ------  ------------

Non-contract equipment
(demos, test equip)        $54,000          3 yrs      $3,000
Warehouse equipment            414          7 yrs          59
Office equipment             3,347          5 yrs         669
Leasehold improvements       2,965          5 yrs         149
                          ---------                 ----------
         Total             $60,726                     $3,877
                          =========                 ==========

Amortization
------------

The Company has capitalized certain costs directly associated with obtaining the patents for its technology. These costs are being amortized over their remaining life at November 1, 1996 based upon a 17-year life from the date of issue.

Start-up and organization costs are being amortized over a 5-year period commencing November 1, 1996.

The New Hampshire contract cost is being amortized over the remaining contract period which expires March 31, 1998.

Deferred loan costs are being amortized over the length of the loan.

A summary of amortization is as follows:

                                                    1996
Description                        Cost             Amortization
-----------                        ---------        ------------

Patents                          $4,586,205           $53,633
Organization & start-up             416,795            13,985
New Hampshire contract              122,202            14,628
Deferred loan costs                  50,000            30,625
                                  ----------        ----------
                                  5,175,202           112,871
         Totals                   ==========        ==========

Amortization  for the above assets for the succeeding 5 years is as follows:

         1997                      $217,239
         1998                       129,998
         1999                       110,144
         2000                       110,144
         2001                        96,169

Research and development costs
------------------------------

Research and development costs are charged to expense as incurred.

Note B - Patent licensing agreement and $4,000,000 Due to related party
=======================================================================

In 1992, the Company loaned $575,568 to American Registration Systems, Inc. ("ARS"), a corporation formerly owned by a current officer of ITI. In October 1995 ARS executed a purchase and sale agreement whereby the Company purchased certain patents for a down payment of $575,568, representing payment of the above loan, and a balance due May 1, 1999 of $4,000,000 for a total purchase price of $4,575,568. No interest is due under this agreement and none has been imputed.

Note C - Note Receivable - AIMS, Inc. and New Hampshire Contract
================================================================

In 1993, the Company loaned $639,786 to American Identification Management Systems, Inc. ("AIMS"), a corporation formerly owned by a current officer of ITI. November 1996, the Company acquired the equipment owned by AIMS and a contract with the State of New Hampshire to produce photographic driver's licenses. This contract expires in March 1998. The estimated present value of this contract and the collectible amount of the note was estimated to be $178,584 at December 31, 1995. Accordingly, the Company made an allowance for bad debt as of December 31, 1995 in the amount of $461,202. In 1996 as partial satisfaction of the note receivable, ITI received cash in excess of the amount of liabilities assumed related to the contract in the amount of $77,798 which reduced the carrying value of the contract to $122,202.

Note D - Related Party Transaction
==================================

Office space and services have been provided by related parties without charge. Payment of these items together with accrued interest on loans has been waived and not recorded. Some of the loans by these parties have been considered as additional paid in capital to the Company.

Note E - Common Stock
=====================

Common stock is at stated value. There are 25,000 shares authorized, issued and outstanding.

Note F - Income Taxes
=====================

The Company has Federal net operating loss carryforwards totaling $725,000 which expire in 2010 and 2011. The tax benefit of these losses has been computed at a 34% tax rate. Income tax expense consists of $800 for minimum California Franchise Taxes for each of the years ended December 31, 1996 and 1995.

The components of the Company's deferred tax assets and liabilities are as follows:

Deferred tax assets                                 1996             1995
------------------                                  ----------  ----------
Non-benefited net operating loss carryforwards      $246,000    $158,000
Less - valuation allowance                           (246,000)   (158,000)
                                                    ----------  ----------
         Total deferred tax assets                          0           0
                                                    ==========  ==========

         Total deferred tax liabilities                     0           0
                                                    ==========  ==========

Note G - Current vulnerability due to concentrations

====================================================

The majority of the Company's revenues will be from the Indiana Contract. Of the $5.8 million estimated contract cost, $3.5 million has been subcontracted with one company. The company relies primarily on one source for each of the major printer and SST assembly operations (i.e. purchase of printer parts, SST enclosures, assembly, installation, etc.) Alternate sources may not be available for some or all of these suppliers and/or subcontractors.

Note H - Statement of Cash Flows disclosures
============================================

The amount of interest paid in 1996 and 1995 was $36,351 and $0, respectively. Income taxes paid in 1996 and 1995 were $800 each year. Cash represents demand deposits with banks.

Note I - Note Payable
=====================

The note payable in the amount of $188,107 was due February 1, 1997, bears interest at 12% which increases to 18% on February 1, 1997. It is secured by 100 printers. As of the date of this report it is in default.

Note J - Notes Payable - related parties
========================================

Notes payable - related parties consist of the following:

Note payable to stockholder officer, unsecured,
due January 31, 1997, bearing interest at 12%        $650,000

A demand note payable to a trust of which
stockholder officers are trustees, unsecured,
bearing interest at 8%                                200,704

A note payable to a trust of which stockholder
officers are trustees, unsecured, due
December 20, 1996, bearing interest at 8%             155,400

A demand note payable to a related party,
unsecured, bearing interest at 8%                      60,000

A note payable to a stockholder officer, payable
upon obtaining equity funding, no interest            500,000
                                                    ----------
         Total                                    $ 1,566,104
                                                    ==========

Note K - Lease Commitment
=========================

The Company conducts its operations from a 3,503 square foot facility that is leased under a 5 year operating lease expiring in September 2001. The minimum annual rental under this lease is $22,716.

                                                                         Note
L - Subsequent event - business combination with Bridgestone Corp.
=======================================================================

Effective March 12, 1997, the shareholders of Image Technology, Inc. exchanged 100% of the outstanding common stock of ITI for 450,000,000 shares of Bridgestone Corp., a Delaware corporation based in Denver, Colorado in a transaction accounted for as a reverse acquisition. As a result of this transaction, the shareholders of ITI became 90% owners of Bridgestone Corp. and ITI became a wholly owned subsidiary of Bridgestone Corp. In April 1997, Bridgestone Corp. changed its name to Intellectual Technology, Inc. and effected a 1 for 50 reverse split. This transaction has not been recorded as of December 31, 1996. The effect on the future financial position of ITI will be a charge to operations of $50,000 an increase in paid in capital of $47,500, and an increase in common stock of $2,500. Bridgestone Corp. has been a development stage company since its inception. In connection with this merger, 17.3% of the total outstanding stock of Bridgestone Corp. was transferred from the stockholders of ITI to various employees, consultants and lenders. The value of this stock could not be ascertained to have any material market value at this time and therefore has not been recorded.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLECTUAL TECHNOLOGY, INC.

BY: /S/ Janice Welch
        Secretary/Treasurer/Principal Financial Officer


Dated:   May 27, 1997

     14


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